Exhibit 10.1

FORM STOCK OPTION AGREEMENT

AUREUS GREENWAY HOLDINGS INC.
2025 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is entered into by and between AUREUS GREENWAY HOLDINGS INC., a Nevada corporation (the “Corporation”) and the Grantee on the Grant Date. The Committee has authorized this grant of the Option to the Grantee to purchase a number of shares of Common Stock of the Corporation as set forth below. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the AUREUS GREENWAY HOLDINGS INC. 2025 Equity Incentive Plan (the “Plan”).

Grantee:	___________________________________
Grant Date:	___________________________________
Number of Shares:	___________________________________
Exercise Price:	___________________________ per share
Type of Option (select one):	○ Incentive Stock Option
○ Nonqualified Stock Option

The parties hereto agree as follows:

1. Grant of Option. Subject in all respects to the Plan and the terms and conditions herein, the Grantee is hereby granted an Option to purchase from the Corporation the shares of Common Stock (“Option”) at the Exercise Price as set forth above. The Exercise Price may be less than the Fair Market Value of a share of Common Stock on the Grant Date.

2. Vesting; Exercise.

2.1 Vesting Generally. Except as set forth below, the Option shall vest and become exercisable immediately. To the extent that the Option has become vested and exercisable, that portion of the vested Option may be exercised by the Grantee, in whole or in part, at any time prior to the expiration of the stated term of the Option as provided in Section 3.

Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

2.2 Forfeiture. Upon the Grantee’s termination of continuous Service or other failure to satisfy the vesting conditions set forth in paragraph 2.1, any Option held by the Grantee that have not vested in accordance with paragraph 2.1 shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to the Option.

2.3 Change in Control. Upon a Change of Control of the Corporation, the Option shall vest in full immediately prior to the Change of Control, subject to the Grantee remaining in the continuous Service of the Corporation until the Change of Control occurs.

3. Option Term. If it has not terminated sooner, this Option shall expire on the 10th anniversary of the Grant Date or, if the Grantee is a 10% or more stockholder as described in Section 2.2 of the Plan, the 5th anniversary of the Grant Date.

4. Method of Exercise. The vested portion of this Option may be exercised in whole or in part at any time during the term, by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c) through a “cashless exercise program” established with a broker;

(d) by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e) by any combination of the foregoing methods.

5. Restriction on Transfer of Option. No part of the Option, whether or not vested, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. All rights with respect to the Option shall be exercisable during the Grantee’s lifetime only by such Grantee, except as designated by the Grantee by will or by the laws of descent and distribution.

6. Stockholder Rights. The Grantee shall not be entitled to any rights of a stockholder of the Corporation, including the right to vote or receive dividends declared or paid with respect to the Stock underlying the Options, until the Stock is issued to the Grantee upon exercise of the Option. Stock issued upon exercise of the Option is subject to the terms and conditions of the certificate of incorporation, bylaws and other governing documents of the Corporation, as they may be amended from time to time.

7. Securities Law Compliance. Shares of Stock issued pursuant to the exercise of these Options are subject to the terms and conditions of Section 9.3 of the Plan, including that the Corporation is not required to issue any shares of Stock under this Award if the issuance of such shares would constitute a violation by the Grantee or the Corporation of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities laws or regulations.

8. Tax Withholding. The Corporation shall have the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any shares of Stock subject to this Award in accordance with Section 7.6 of the Plan.

9. Tax Matters. To the extent that this Option is designated as an ISO, but does not qualify as an incentive stock option, or is not designated as an ISO, it shall be treated as a non-statutory stock option or NSO under the Plan.

10. Notification of Disposition. If this Option is an ISO, the Grantee must notify the Corporation in writing within thirty (30) days of any disposition of shares of Common Stock acquired by the Grantee pursuant to the exercise of this Option, if such disposition occurs within two (2) years of the Grant Date, or one (1) year of the date of exercise, of the Option.

11. Provisions of Plan Control. This Agreement is subject to all terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee or the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Corporation and the Grantee with respect to the subject matter hereof.

12. Successors, Assigns and Transferees. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and permitted transferees (including, upon the death of the Grantee, the Grantee’s estate).

13. No Obligation to Continue Service. This Agreement is not an agreement of directorship, employment or other service. This Agreement does not guarantee that the Corporation or any affiliate will retain or continue to retain the Grantee during the entire, or any portion of the, term of this Agreement, nor does it modify in any respect the Corporation’s or any affiliate’s right to terminate or modify the Grantee’s services as director, employee or otherwise.

14. Adjustment. The number and kind of shares of Stock subject to this Award are subject to adjustment as provided in Section 1.5(b) of the Plan.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule.

16. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date set forth above.

AUREUS GREENWAY HOLDINGS INC.

By:
Name:
Title:

GRANTEE